FIRST AMENDMENT

                                       TO

                                PLEDGE AGREEMENT

      This FIRST AMENDMENT TO PLEDGE AGREEMENT (this "Amendment") dated as of December 15, 1997 among UNITEL VIDEO, INC. (the "Pledgor"), PNC BANK, NATIONAL ASSOCIATION, as escrow agent (in its capacity as such, the "Escrow Agent") and HELLER FINANCIAL, INC., as agent ("Agent").

                              W I T N E S S E T H :

            WHEREAS, at the request of the Pledgor, the Allegheny County Industrial Development Authority (the "Issuer") previously issued and sold $5,000,000 aggregate principal amount of its Variable Rate Demand Revenue Bonds Series 1997 (Unitel Mobile Video Project) (the "First Series of Bonds"), issued pursuant to a Trust Indenture, dated as of July 1, 1997 (the "Original Indenture") between the Issuer and PNC Bank, National Association, as trustee (in its capacity as such, the "Trustee"), and loaned the principal amount of the First Series of Bonds to the Pledgor to finance a portion of the costs of constructing up to two mobile video television production units to be based at the Pledgor's Allegheny County office (the "Project");

            WHEREAS, in order to provide for payment when due of the principal of, and interest on, the First Series of Bonds, and to provide for the payment of the purchase price of the First Series of Bonds tendered or required to be tendered pursuant to the Original Indenture, the Pledgor, pursuant to a Reimbursement Agreement dated as of July 1, 1997 (the "Original Reimbursement Agreement") between the Pledgor and Agent, requested Agent to cause Bank of America National Trust and Savings Association (the "Letter of Credit Bank") to issue a letter of credit (the "Original Letter of Credit"), in the initial amount of $5,080,547.95 to support payments of principal of, and interest on, the First Series Bonds and the purchase price of the First Series Bonds so tendered or required to be tendered and Agent has caused the issuance of the Original Letter of Credit under the Original Reimbursement Agreement;

            WHEREAS, Pledgor has requested the Issuer to issue and sell an additional $3,500,000 aggregate principal amount of its Variable Rate Demand Revenue Bonds Series B of 1997 (Unitel Mobile Video Project) (the "Series B Bonds" and, together with the First Series of Bonds, the "Bonds") issued pursuant to a First Supplemental Indenture dated as of December 15, 1997 (as amended the Original Indenture is hereinafter, the "Indenture"), to further finance the Project;

            WHEREAS, in order to provide for payment when due of the principal of and interest on, the Series B Bonds, and to provide for the purchase of the Series B Bonds tendered or required to be tendered pursuant to the Indenture, the Pledgor, pursuant to a First Amendment to Reimbursement Agreement dated as of December 15, 1997 (as amended the Original Reimbursement Agreement is hereinafter, the "Reimbursement Agreement") has requested Agent to cause the Letter of Credit Bank to issue an amended and restated Letter of Credit, (the "Amended Letter of Credit") in place of the Original Letter of Credit, in an aggregate stated amount of $8,636,931.51 to support payments of principal of, and interest on, all of the Bonds and the purchase price of Bonds tendered or required to be tendered and not remarketed; and

            WHEREAS, Agent is willing to cause the Letter of Credit Bank to issue the Amended Letter of Credit pursuant to the Reimbursement Agreement provided that the Pledge Agreement among Pledgor, the Escrow Agent and Agent is amended on the terms and conditions hereafter set forth.

            NOW THEREFORE, the Pledgor, the Escrow Agent and Agent hereby agree as follows:

            1. Amendment to Pledge Agreement. By this Amendment, the parties intend to amend the Pledge Agreement solely to provide for the issuance of the Series B Bonds and the Amended Letter of Credit. Accordingly, the Pledge Agreement is hereby amended as follows:

                  (i) to include both the First Series of Bonds and the Series B Bonds in the definition of "Bonds" for all purposes of the Pledge Agreement; and

                  (ii) to replace the recitals in the Original Pledge Agreement with the recitals in this Amendment.

            2. Effect on Pledge Agreement. Except as specifically amended herein, the Pledge Agreement shall remain in full force and effect and is hereby ratified and conformed.

            3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

            4. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature received by facsimile transmission shall be deemed an original signature hereto.

                        SIGNATURE LINES ON FOLLOWING PAGE


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

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

                  The Agent:                HELLER FINANCIAL, INC. as Agent


                                            By: /s/ Venkat Venkatesan
                                               ---------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                            500 West Monroe
                                            Chicago, Illinois  60661
                                            Attn: HBC Portfolio Manager
                                            Telecopy: (312) 441-7026

                  The Pledgor:              UNITEL VIDEO, INC.


                                            By: /s/ Barry Knepper
                                               ---------------------------------
                                            Title: Chief Executive Officer
                                                  ------------------------------

                                            555 West 57th Street
                                            New York, New York 10019
                                            Attn: Barry Knepper, President
                                            Telecopy: (212) 581-7748

                  The Escrow Agent:         PNC BANK, NATIONAL ASSOCIATION


                                            By: /s/ Robert Ernst
                                               ---------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                            One Oliver Plaza, 27th Floor
                                            Pittsburgh, Pennsylvania 15265
                                            Attn: Corporate Trust Division
                                            Telecopy: (412) 762-8226


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